UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

CJUF II Stratus Block 21, LLC (the “Joint Venture”), a joint venture between Stratus Properties Inc. (“Stratus”) and Canyon-Johnson Urban Fund II, L.P. (“Canyon-Johnson”), has engaged a financial advisor to explore a possible sale of Block 21, the 36-story mixed-use development in downtown Austin, Texas, anchored by the W Austin Hotel, a 251-room luxury hotel, including 39,328 square feet of office space, 18,362 square feet of retail space and entertainment space. The entertainment space at the W Austin Hotel is occupied by Austin City Limits Live at the Moody Theater (ACL Live) and includes a live music and entertainment venue and production studio with a maximum capacity of approximately 3,000 people. Stratus is the manager of, and has an approximate 40 percent interest in, the Joint Venture, and Canyon-Johnson has an approximate 60 percent interest in the Joint Venture. In connection with this process, the financial advisor contacted potential buyers and provided them with the Joint Venture’s projected 2015 net operating income (NOI) of $17.5 million for Block 21.

There is no assurance that these efforts will result in a definitive transaction or that such transaction would be successfully consummated. At the time of this filing, no transaction has been agreed to definitively, formally or informally. Stratus does not intend to disclose further developments unless and until its Board of Directors approves a definitive transaction or otherwise has deemed that disclosure is appropriate.

NOI is a non-GAAP financial measure of performance. Stratus defines NOI as revenues less cost of sales, excluding depreciation, less reserve fund contributions for the hotel, which is approximately 4% of hotel revenue. The most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP) is operating income.

Following is a reconciliation of projected 2015 NOI for Block 21 to projected 2015 operating income for Block 21 (in millions):

Projected 2015 NOI for Block 21	$17.5
Add back reserve fund contributions	1.8
Less depreciation expense	(7.5)
Less general and administrative expenses	(1)
Projected 2015 operating income for Block 21	$10.8

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 31E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are all statements other than statements of historical facts, including statements regarding the proposed sale of Block 21 and management’s current projections related to the financial performance of Block 21.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause Stratus' actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to whether a potential sale of Block 21 will be agreed to or consummated and, if so, the timing and terms of any such transaction, including any possible sale price, and the financial impact of any such transaction on Stratus, a reduction in discretionary spending by consumers and corporations, competition from other real estate developers, hotel operators and/or entertainment venue operators and promoters, changes in external perception of the W Austin Hotel, changes in consumer preferences, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2013.

Investors are cautioned that many of the assumptions on which Stratus' forward-looking statements are based are subject to change after its forward-looking statements are made. Further, Stratus may make changes to its business plans that could or will affect its results. Stratus cautions investors that it does not intend to update its forward-looking statements notwithstanding any changes in its assumptions, business plans, actual experience, or other changes, and Stratus undertakes no obligation to update any forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
----------------------------------------
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)
Date: January 29, 2015